Exhibit 99.1

ARCHSTONE COMMUNITIES TRUST

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
OF ARCHSTONE COMMUNITIES TRUST

              The undersigned shareholder of Archstone Communities Trust, a Maryland real estate investment trust ("Archstone"), hereby appoints R. Scot Sellers, Charles E. Mueller, Jr. and Caroline Brower, or any of them, as proxy for the undersigned, with full power of substitution to attend the Special Meeting of Shareholders of Archstone to be held on __________, __________, 2001, at __:__ _.m., mountain time, at [Hotel/Conference Center], [Street Address], [City, State] and any adjournment(s) or postponement(s) thereof, and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise represent the undersigned at the meeting with all powers possessed by the undersigned as if personally present at the meeting. The undersigned hereby revokes any proxy previously given with respect to such shares.

              The undersigned acknowledges receipt of the notice of special meeting of shareholders and the accompanying joint proxy statement/prospectus.

              THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" ITEMS 1, 2 AND 3 ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

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1.	The approval and adoption of the Articles of Amendment to the Amended and Restated Declaration of Trust of Archstone. FOR AGAINST ABSTAIN ☐ ☐ ☐	2.	The approval of the reorganization of Archstone into an umbrella partnership real estate investment trust structure, whether or not the merger is approved, through one of the two alternative methods of reorganization as described in the Amended and Restated Agreement and Plan of Merger, dated as of May 3, 2001, by and among Archstone Communities Trust, Archstone-Smith Trust, Charles E. Smith Residential Realty, Inc. and Charles E. Smith Residential Realty L.P., and in the accompanying joint proxy statement/prospectus, including the mergers contemplated thereby.

			FOR AGAINST ABSTAIN ☐ ☐ ☐

3.	The approval and adoption of the Amended and Restated Agreement and Plan of Merger, dated as of May 3, 2001, by and among Archstone Communities Trust, Archstone-Smith Trust, Charles E. Smith Residential Realty, Inc. and Charles E. Smith Residential Realty L.P., including the merger of Charles E. Smith Residential Realty, Inc. with and into Archstone-Smith Trust and the merger of Charles E. Smith Residential Realty L.P. with and into Archstone. FOR AGAINST ABSTAIN ☐ ☐ ☐	4.	To vote and otherwise represent the shares on any other matter which may properly come before the meeting or any adjournment(s) or postponement(s) thereof in their discretion.

		MARK HERE IF YOU PLAN ☐ TO ATTEND THE MEETING

Signature                                             Signature, if held jointly                                                Dated                          , 2001.
Please sign exactly as name appears hereon and if the shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian or as an officer for a corporation, please give the full title under signature.

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Instruct your Proxy Holders How to Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Your telephone or Internet instructions authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.proxyvoting.com/asn

Use the Internet to instruct the proxy
holders how to vote your shares.
Have your card in hand when you
access the web site. You will be
prompted to entered your control
number, located in the box below, to
create and submit an electronic ballot.

OR

Telephone
1-800-840-1208

Use any touch-tone telephone to
instruct the proxy holders how to vote
your shares. Have your proxy card in
hand when you call. You will be
prompted to enter your control
number, located in the box below,
and then follow the directions given.

	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.